Exhibit 10.1
RESTRICTED SHARE AGREEMENT
PARK-OHIO HOLDINGS CORP.
     This Restricted Share Agreement (this “Agreement”) is made as of                     , by and between Park-Ohio Holdings Corp., (the “Company”) and                     , an employee of the Company or wholly owned subsidiary of the Company (the “Employee”).
     WHEREAS, pursuant to the provisions of the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan (the “Plan”), the Company desires to award to the Employee restricted shares of the Company’s Common Stock, par value $1.00 per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and
     WHEREAS, Employee wishes to accept said offer; and
     WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the same meanings as in the Plan.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
     1. Award of Shares. The Company hereby awards to the Employee                      shares of the Company’s Common Stock (the “Shares”) in accordance with the terms of this Agreement.
     2. Provisions of Plan Controlling. The Employee specifically understands and agrees that the Shares issued under the Plan are being awarded to the Employee pursuant to the Plan, copies of which Plan the Employee acknowledges he has read, understands and by which he agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control.
     3. Vesting of Shares.
     (a) Except as provided in paragraph (b) and (c) below, the Shares awarded hereunder shall be forfeited to the Company for no consideration in the event (i) Employee voluntarily terminates his or her employment with the Company prior to                      or (ii) Employee is terminated for Cause prior to                     .
     (b) The Shares awarded hereunder shall be fully vested in the Employee and no longer subject to a risk of forfeiture such rights shall become exercisable to the extent of [to be provided].

     (c) Notwithstanding anything in this Agreement to the contrary, the Shares awarded hereunder shall be fully vested in the Employee and no longer subject to risk of forfeiture pursuant to paragraph (a) or the vesting schedule set forth in paragraph (b), upon the occurrence of the earliest of the following events.
     (i) the date on which the Company undergoes a “Change in Control” as defined in the Plan;
     (ii) the date on which the employment of the Employee is terminated by the Company without Cause; or
     (iii) the date on which the Employee dies or becomes disabled.
     (d) For purposes of this Agreement, “Cause” shall be defined as (i) an act or acts of dishonesty by the Employee constituting a felony and resulting or intended to result directly or indirectly in substantial gain or personal enrichment at the expense of the Company; or (ii) the willful and continued failure by the Employee substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties, and such failure results in demonstrably material injury to the Company.
     (e) For purposes of this Agreement, the Employee shall be deemed disabled if, as a result of his incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for a period of at least six months and a physician selected by him and acceptable to the Company is of the opinion that (i) he is suffering from “Total Disability” as defined in the Company’s Pension Plan, or any successor plan or program and (ii) he will qualify for Social Security Disability Payment and (iii) within thirty (30) days after such determination is made, he shall not have returned to the full-time performance of his duties with the Company.
     (f) I hereby designate the individual or individuals named on the attached Designation of Beneficiary Form as my Beneficiary or Beneficiaries under the Plan
     4. Escrow Agreement. I hereby agree that the certificate or certificates representing the Shares will remain in the possession of the Company to be held by it in escrow until the date upon which the restrictions imposed upon the Shares under Section 3 of this Agreement (referred to collectively as the “Restrictions”) lapse in accordance with the terms and conditions of the Plan and this Agreement. I further agree that the Company may enter into an agreement with a third party whereby such third party shall hold the Shares in escrow, subject to the terms of the Plan and this Agreement. I further agree to execute such documents as may be necessary to facilitate the transfer of the Shares to such third party.

     5. Dividend and Voting Rights. Employee shall have the right to vote any Shares awarded hereunder and to receive any dividends declared with respect to such Shares, provided that such voting and dividend rights shall lapse with respect to any Shares that are forfeited to the Company pursuant to Section 3(a) of this Agreement.
     6. Additional Shares. (a) If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to this Agreement.
     (b) If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject to this Agreement.
     7. Legends. All certificates representing the Shares to be issued to the Employee pursuant to this Agreement shall have endorsed thereon legends substantially as follows:
“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated                      with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”
“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
     8. No Obligation to Employ. The Company is not obligated, by the Plan or this Agreement, to continue the Employee as an employee of the Company.
     9. Investment Intent. The Employee represents and warrants to the Company that the Shares are being acquired for the Employee’s own account, for investment, and not with a view to,

or for sale in connection with, the distribution of any such Shares. Further, I understand and agree that during the period the Shares are held in escrow, I cannot sell, transfer, assign, hypothecate or otherwise dispose of the Shares or pledge them as collateral for a loan. In addition, during the escrow period, the Shares shall be subject to such additional restrictions as the Committee deems necessary or appropriate.
     10. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:
To the Company:
Robert D. Vilsack
Secretary
23000 Euclid Avenue
Cleveland, Ohio 44117
To the Employee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.
     11. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Ohio.
     12. Withholding. Prior to delivery of Shares to Employee upon the release of the restrictions stated in Section 3 hereof, Employee shall be required to make arrangements, satisfactory to the Company, for appropriate withholding for federal, state, and local tax purposes. Employee is permitted to satisfy any such tax withholding requirements, in whole or in part, by delivering Shares to Company (including Shares awarded hereunder) having a fair market value as of the date employee requests delivery of the shares to Company equal to the amount of such tax.
     13. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
     14. Entire Agreement. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this

Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.
     15. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.
     16. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
     17. Irrevocable Stock Power. To facilitate the escrow of the Shares and any conveyance of the Shares to the Company upon their forfeiture, I have delivered herewith the attached Irrevocable Stock Power with respect to the Shares, executed by me in blank as of the date of this Agreement.
     IN WITNESS WHEREOF, the Company and Employee have caused this Agreement to be executed as of the day and year first above written.

PARK-OHIO HOLDINGS CORP.

By:

Employee

IRREVOCABLE STOCK POWER
     KNOW ALL MEN BY THESE PRESENTS that for value received, the undersigned,                                                              (the “Transferor”), does hereby transfer to Park-Ohio Holdings Corp. or its successor in interest (the “Transferee”),                                 Common Shares, par value $1.00 per share, of Park-Ohio Holdings Corp., an Ohio corporation (the “Corporation”), which shares are represented by certificate number ___, and does hereby appoint the Transferee his true and lawful attorney, irrevocable for himself and in his name and stead, to assign, transfer and set over, all or any part of the shares hereby transferred to the Transferee, and for that purpose, to make and execute all necessary acts of assignment and transfer, and one or more persons to substitute with like full power, hereby ratifying and confirming all that his said attorney, or substitute or substitutes shall lawfully do by virtue hereof.
     IN WITNESS WHEREOF, I have hereunto set my hand as of the ___ day of                     .

TRANSFEROR

RESTRICTED SHARE AGREEMENT
DESIGNATION OF BENEFICIARY FORM

Grantee:

Pursuant to the provisions of the Amended and Restated 1998 Long-Term Incentive Plan (the “Plan”) permitting the designation of a Beneficiary or Beneficiaries by a grantee, I hereby designate the following person or persons as primary and secondary Beneficiaries under the Plan:
     Primary Beneficiary(ies):

Name:

Address:

     Contingent Beneficiary(ies):

Name:

Address:

I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF PRIMARY BENEFICIARIES AND CONTINGENT BENEFICIARIES.
In the event my employment with the Company or a Subsidiary is terminated by my death prior to                                         , any Shares granted to me that become unrestricted in accordance with the Plan shall be distributed to my primary Beneficiary or Beneficiaries. If my primary Beneficiary or Beneficiaries do not survive me, any such Shares shall be distributed to my contingent Beneficiary or Beneficiaries. If no named Beneficiary survives me, then any such Shares shall be distributed to my default Beneficiaries, as defined in the Plan.

Date of this Designation	Signature of Grantee